UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2008

PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	000-25887	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
70 West Madison Chicago, Illinois		60602 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (312) 683-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

New Revolving Credit Agreement

On September 26, 2008, PrivateBancorp, Inc. (the “Company”) entered into a $20 million revolving credit agreement (the “Agreement”) with SunTrust Bank, Wells Fargo Bank, N.A. and LaSalle Bank National Association (“LaSalle Bank”), as initial lenders under the Agreement, and SunTrust Bank, as Administrative Agent (the “Administrative Agent”).  The aggregate amount of availability under the Agreement may be increased to a maximum of $50 million subject to the Company obtaining the commitment of additional lenders in such amount.  The Agreement, together with the new Term Loan Agreement described below, replace the Company’s existing credit facility and subordinated debt agreement with LaSalle Bank.  Upon execution of the Agreement, there were no borrowings outstanding.

Borrowings under the Agreement that are considered “Base Rate Borrowings/Loans” bear interest at a rate equal to the higher of (1) the Administrative Agent’s prime lending rate plus 0.25%, or (2) the Federal Funds Rate plus 0.75%.  Borrowings under the Agreement that are considered “Eurodollar Borrowings/Loans” bear interest at a rate equal to the LIBOR rate for the applicable Interest Period in effect for such loan plus 1.25%. The outstanding principal amount of all revolving loans under the Agreement must be repaid before September 25, 2009 (the “Commitment Termination Date”).

Interest on the principal amount of all revolving loans under the Agreement accrues from and including the date such loans are made to, but excluding, the repayment date.  Interest on all outstanding Eurodollar Loans is payable in arrears on the last day of each Interest Period applicable thereto, and in the case of Eurodollar Loans having an Interest Period longer than three months, on the date which occurs every three months after the initial date of such Interest Period, and on the Commitment Termination Date.  Interest on all Base Rate Loans is payable in arrears on the last day of each calendar quarter and on the Commitment Termination Date.

The Agreement provides for certain covenants that must be met by the Company so long as any amount under the facility is outstanding, including compliance with the following financial covenants:  (1) maintaining an allowance for loan losses of at least 75% of nonperforming assets; (2) maintaining a consolidated net worth of at least $550 million plus 50% of consolidated net income earned on a cumulative basis for each quarter, beginning with the quarter ended June 30, 2008, plus 100% of the amount by which the Company’s total stockholders’ equity is increased after June 30, 2008, as a result of (a) any public or private offering of capital stock, (b) the issuance of capital stock in any merger transaction or in payment of any acquisition purchase price, or (c) the conversion of debt securities to capital stock of the Company; (3) maintaining a ratio of nonperforming assets to total loans and other real estate owned in excess of 1.75%; (4) maintaining a Double Leverage Ratio of no greater than 1.50 to 1.00; and (5) maintaining (at the Company and each bank subsidiary level) a total risk-based capital ratio of 10.0% or greater, a leverage ratio of 5.0% or greater, and a Tier 1 risk-based capital ratio of 6.0% or greater, and at all times be considered “well-capitalized” under applicable bank regulatory guidelines.  The Agreement provides that in the event of certain customary “events of default”, any borrowings under the Agreement become immediately due and payable.

The Company agrees to pay the Administrative Agent for the benefit of the Lenders a facility fee equal to 0.20% per annum on the daily amount of the Revolving Commitment (whether used or unused) under the Agreement.  The Company has pledged all of the outstanding stock of the Company’s banking subsidiary, The PrivateBank and Trust Company, as collateral under the facility.

New Subordinated Term Loan Agreement

In connection with and as a part of entering into the Agreement described above, The PrivateBank and Trust Company, one of the Company’s bank subsidiaries, entered into a Subordinated Term Loan Agreement dated as of September 26, 2008, with SunTrust Bank and LaSalle Bank, as initial lenders thereunder, and SunTrust Bank as Administrative Agent (the “Term Loan Agreement”).  The aggregate dollar amount of terms loans that may be extended under the facility may be increased to up to an aggregate principal amount of $200 million, subject to obtaining the commitment of additional lenders in such amount.  At closing, The PrivateBank and Trust Company had commitments of $120 million aggregate principal amount, of which $100 million was funded at closing; the remaining $20 million commitment of was funded on October 2, 2008.  The proceeds of the borrowings under the Term Loan Agreement will be used for working capital and other general corporate purposes.  The term loan matures on September 26, 2015.

Interest on the principal amount of all loans under the Term Loan Agreement accrues from and including the date such loans are made to, but excluding, the repayment date.  Interest is payable in arrears on the last day of March, June, September and December of each year and on the Maturity Date at a rate equal to LIBOR plus 3.50% per annum.  The initial interest payment date is December 31, 2008.  The initial interest payment date in respect of any incremental term loan (if any) will be the interest payment date immediately following the date on which such incremental term loan is made.  The interest rate resets quarterly on the last business day of each quarter.  The initial interest rate in respect of the term loans outstanding for the period from the date of the Term Loan Agreement to December 31, 2008 is 6.98%.

The Term Loan Agreement provides that in the event of certain customary “events of default”, any borrowings under the Agreement become immediately due and payable.  Borrowings under the Term Loan Agreement qualify as Tier 2 capital for bank regulatory purposes.

The foregoing descriptions of the Agreement and the Term Loan Agreement are meant to be a summary only and are qualified in their entirety by reference to the full text of such documents, each of which are filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.                      Termination of a Material Definitive Agreement.

On September 26, 2008, in connection with the Company entering into the Agreement and The PrivateBank and Trust Company entering into the Term Loan Agreement, as described in Item 1.01 above, the Company terminated its existing Amended and Restated Loan and Subordinated Debenture Purchase Agreement, as amended, with LaSalle Bank National Association.  This agreement was originally entered into as of September 29, 2005, and was most recently amended as of December 31, 2007.

This credit facility was comprised of a $25.0 million senior debt facility and a $75.0 million subordinated debt facility.  The senior debt facility was comprised of a $250,000 term loan with a maturity date of December 31, 2017 and a $24.75 million revolving loan with a maturity date of December 31, 2008.  The subordinated debt matures on December 31, 2017.  The interest rate on the senior debt facility reset quarterly, and was based on, at the Company’s option, either the correspondent bank’s prime rate or three-month LIBOR plus 120 basis points, with a floor of 3.50%. The interest rate on the subordinated debt reset quarterly, and was equal to three-month LIBOR plus 135 basis points, with a floor of 3.50%.  At June 30, 2008, the Company had $250,000 outstanding on the senior debt facility and $75.0 million of subordinated debt outstanding.  The credit facility was used for general corporate and other working capital purposes.  The Company did not incur any early termination penalties as a result of the payoff of these borrowings.

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description

10.1	Revolving Credit Agreement dated as of September 26, 2008 among PrivateBancorp, Inc., the Lenders From Time to Time Party Thereto and SunTrust Bank as Administrative Agent

10.2	Subordinated Term Loan Agreement dated as of September 26, 2008 among The PrivateBank and Trust Company, the Lenders From Time to Time Party Thereto and SunTrust Bank as Administrative Agent

99.1	Press Release dated October 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2008	PRIVATEBANCORP, INC. By: /s/ Dennis L. Klaeser Dennis L. Klaeser Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Revolving Credit Agreement dated as of September 26, 2008 among PrivateBancorp, Inc., the Lenders From Time to Time Party Thereto and SunTrust Bank as Administrative Agent

10.2	Subordinated Term Loan Agreement dated as of September 26, 2008 among The PrivateBank and Trust Company, the Lenders From Time to Time Party Thereto and SunTrust Bank as Administrative Agent

99.1	Press Release dated October 2, 2008